                                                                    Exhibit 11
                              T/SF COMMUNICATIONS
                                  CORPORATION
                       Computation of Earnings per Share
                   (In thousands, except per share amounts)

                                                                             Three Months Ended
                                                                                   June 30,
                                                                              1995           1994
                                                                           -----------   ------------
                                                                                   (Unaudited)
PRIMARY EARNINGS PER SHARE:
Income from continuing operations                                        $        544   $        556
Add:
  After tax interest expense applicable
    to 11% Convertible Debentures due 1997                                         --             10
Deduct:
  Dividends on New Senior Preferred Stock                                          --            (26)
  Dividends on Class A Preferred Stock                                             --             (3)
                                                                           -----------   ------------
Income before discontinued operations
  applicable to common and
  common equivalent shares                                                        544            537
Discontinued operations, net of income tax                                          7            (63)
                                                                           -----------   ------------
  Net income applicable to common
    and common equivalent shares                                         $        551   $        474
                                                                           ===========   ============
Weighted average number of common
 and common equivalent shares outstanding
 Common shares                                                                  3,872          3,735
 Common equivalent shares:
   From 6 1/2% Preferred Stock                                                     --            173
   From 11% Convertible Debentures due in 1997                                     --             35
                                                                           -----------   ------------
                                                                                3,872          3,943
Income per common                                                          ===========   ============
 and common equivalent share:
   Continuing operations                                                 $       0.14   $       0.14
   Discontinued operations                                                          -          (0.02)
                                                                           -----------   ------------
Net income per common share                                              $       0.14   $       0.12
                                                                           ===========   ============
FULLY DILUTED EARNINGS PER SHARE:
Income before discontinued operations                                    $        544            556
Add:
  After tax interest expense applicable to:
   11% Convertible Debentures due in 1997                                          --             10
   11% Convertible Debentures due in 1998                                          14             14
Deduct:

 Dividends on Class A Preferred Stock                                              --             (3)
                                                                           -----------   ------------
Income before discontinued operations
 applicable to common and
 common equivalent shares                                                         558            577
Discontinued operations, net of income tax                                          7            (63)
                                                                           -----------   ------------
  Net income applicable to common
    and common equivalent shares                                         $        565   $        514
                                                                           ===========   ============

                        T/SF COMMUNICATIONS CORPORATION
                Computation of Earnings per Share - Continued-
                   (In thousands, except per share amounts)

                                                                    Three Months Ended
                                                                          June 30,
                                                                   1995             1994
                                                                ----------       ----------
                                                                        (Unaudited)
FULLY DILUTED EARNINGS PER SHARE -
  Continued:

Weighted average number of common
 and common equivalent shares outstanding
 Common shares and common equivalent shares                          3,872            3,943
 Assumed conversion of 11% Debentures due in 1998                       44               44
 Assumed conversion of New Senior Preferred Stock                       --              122
                                                                ----------       ----------
                                                                     3,916            4,109
                                                                ==========       ==========
Income per common
  and common equivalent share:                                 $      0.14      $      0.14
    Continuing operations                                               --            (0.01)
    Discontinued operations                                     ----------       ----------
Net income per common share                                    $      0.14      $      0.13
                                                                ==========       ==========

                                                                     Exhibit 11
                       T/SF COMMUNICATIONS CORPORATION
                       Computation of Earnings per Share
                   (In thousands, except per share amounts)


                                                        Six months ended
                                                            June 30,
                                                         1995        1994
                                                      ----------  -----------
                                                            (Unaudited)
PRIMARY EARNINGS PER SHARE:
Income from continuing operations                    $      862  $     1,015
Add:
  After tax interest expense applicable
    to 11% Convertible Debentures due 1997                    -           34
Deduct:
  Dividends on New Senior Preferred Stock                     -          (51)
  Dividends on Class A Preferred Stock                        -           (8)
                                                      ----------  -----------
Income before discontinued operations
  applicable to common and
  common equivalent shares                                  862          990
Discontinued operations, net of income tax                  (15)         234
                                                      ----------  -----------
  Net income applicable to common
    and common equivalent shares                     $      847  $     1,224
                                                      ==========  ===========

Weighted average number of common
  and common equivalent shares outstanding
  Common shares                                           3,869        3,735
  Common equivalent shares:
    From 6 1/2% Preferred Stock                               -          173
    From 11% Convertible Debentures due in 1997               -           71
                                                      ----------  -----------
                                                          3,869        3,979
                                                      ==========  ===========
Income per common
  and common equivalent share:
    Continuing operations                            $     0.22  $      0.25
    Discontinued operations                                   -         0.06
                                                      ----------  -----------
Net income per common share                          $     0.22  $      0.31
                                                      ==========  ===========

FULLY DILUTED EARNINGS PER SHARE:
Income before discontinued operations                $      862  $     1,015
Add:
  After tax interest expense applicable to:
    11% Convertible Debentures due in 1997                    -           34
    11% Convertible Debentures due in 1998                   28           28
Deduct:
  Dividends on Class A Preferred Stock                        -           (8)
Income before discontinued operations                 ----------  -----------
  applicable to common and
  common equivalent shares                                  890        1,069
Discontinued operations, net of income tax                  (15)         234
                                                      ----------  -----------
  Net income applicable to common
    and common equivalent shares                     $      875  $     1,303
                                                      ==========  ===========

                              T/SF COMMUNICATIONS CORPORATION
                      Computation of Earnings per Share - Continued -
                          (In thousands, except per share amounts)

                                                                   Six months ended
                                                                       June 30,
                                                                  1995           1994
                                                             ------------   ------------
                                                                    (Unaudited)
FULLY DILUTED EARNINGS PER SHARE -
  Continued:

Weighted average number of common
  and common equivalent shares  outstanding
  Common shares and common equivalent shares                       3,869          3,978
  Assumed con version of 11% Debentures due in 1998                   44             44
  Assumed conversion of New Senior Preferred Stock                     -            122
                                                             ------------   ------------
                                                                   3,913          4,144
                                                             ============   ============
Income per common
  and common equivalent share:
     Continuing operations                                  $       0.23   $       0.26
     Discontinued operations                                           -           0.06
                                                             ------------   ------------
Net income per common share                                 $       0.23   $       0.32
                                                             ============   ============

